EX-99.j

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Aberdeen Funds:

We consent to the use of our report dated December 28, 2017, with respect to the financial statements of Aberdeen Funds, comprised of the Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund), Aberdeen U.S. Small Cap Equity Fund, Aberdeen China Opportunities Fund, Aberdeen International Equity Fund, Aberdeen Global Equity Fund, Aberdeen Diversified Income Fund, Aberdeen Dynamic Allocation Fund, Aberdeen Diversified Alternatives Fund, Aberdeen Asia Bond Fund, Aberdeen Asia-Pacific (ex-Japan) Equity Fund, Aberdeen Emerging Markets Fund, Aberdeen Emerging Markets Debt Fund, Aberdeen Global Unconstrained Fixed Income Fund, Aberdeen International Small Cap Fund, Aberdeen Tax-Free Income Fund, Aberdeen U.S. Multi Cap Equity Fund, Aberdeen Japanese Equities Fund, and Aberdeen U.S. Mid Cap Equity Fund as of October 31, 2017, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and in the introduction to and under the headings “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2018